UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

VITAL IMAGES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-22229

(Commission File Number)

42-1321776

(IRS Employer Identification No.)

3300 Fernbrook Lane N., Suite 200, Plymouth Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 852-4100

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press release announcing second quarter and first half of 2003 financial results, issued by Vital Images, Inc. on July 22, 2003.

Item 9.	Regulation FD Disclosure (including Item 12 information).

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead furnished under this “Item 9. Regulation FD Disclosure.”

On July 22, 2003, Vital Images, Inc. issued a press release announcing financial results for the second quarter and first half of 2003.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VITAL IMAGES, INC.

July 25, 2003	/s/ Gregory S. Furness
Gregory S. Furness Chief Financial Officer and Vice President-Finance (Chief Financial Officer)